UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2017

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza,

Zhong Ying Road,

Wujiang, Suzhou,

Jiangsu Province, China

(Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01 Regulation FD Disclosure.

On December 21, 2017, China Commercial Credit, Inc.(the “Company”) delivered a notice (“Notice”) to Sorghum Investment Holdings Ltd. (“Sorghum”) notifying Sorghum that certain recent actions of Sorghum constitute a breach of Sorghum’s covenants under the Share Exchange Agreement (“Agreement”) dated August 9, 2017 by and among the Company, Sorghum and shareholders of Sorghum. Specifically, we believe that Sorghum is in breach of Section 6.9 (a) and Section 6.11 (b) of the Agreement, which require Sorghum to use commercially reasonable efforts and to cooperate fully with the other parties to consummate the transactions contemplated by the Agreement and to make its directors, officers and employees available in connection with responding in a timely manner to SEC comments. According to the terms of the Agreement, the Company is entitled to terminate the Agreement if the breach is not cured within twenty (20) days after the Notice is provided to Sorghum. As of the date of this Report, the Company is actively seeking to communicate with Sorghum with regard to the next steps and the Agreement is not terminated. However, there is no assurance that the parties will reach an agreement to proceed with the necessary filings in order to close the transactions contemplated by the Agreement or that the transaction contemplated by the Agreement will close.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K contain forward-looking statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that we will achieve or realize these plans, intentions or expectations. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;

●	the ability to obtain and/or maintain the listing of Sorghum’s common stock on NASDAQ following the transactions contemplated by the Agreement;

●	management of growth;

●	changes adversely affecting the business in which the Company is engaged;

●	general economic conditions;

●	the Company’s business strategy and plans; and

●	and the other factors summarized under the section entitled “Risk Factors” in its SEC filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Except to the extent required by applicable laws and regulations, the Company has no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: December 27, 2017	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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